Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the 2007 Annual Report to Shareholders, which is incorporated by reference in Ryder System, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
August 21, 2008